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Exhibit 21.1

Name of Entity	Jurisdiction of Incorporation or Organization
Disa LLC	Delaware
Fonohits Music Publishing, Inc.	California
Fonomusic, Inc.	California
Fonovisa Argentina S.R.L.	Argentina
Fonovisa de CentroAmerica S.A. de C.V.	Costa Rica
Fonovisa, Inc.	California
Galavision, Inc.	Delaware
HBCi, LLC	Delaware
HBC Puerto Rico, Inc.
HPN Numbers, Inc.	Delaware
KAKW License Partnership, L.P.	California
KCYT-FM License Corp.	Delaware
KDTV License Partnership, G.P.	California
KECS-FM License Corp.	Delaware
KESS-AM License Corp.	Delaware
KESS-TV License Corp.	Delaware
KFTV License Partnership, G.P.	California
KHCK-FM License Corp.	Delaware
KICI-AM License Corp.	Delaware
KICI-FM License Corp.	Delaware
KLSQ-AM License Corp.	Delaware
KLVE-FM License Corp.	Delaware
KMEX License Partnership, G.P.	California
KMRT-AM License Corp.	Delaware
KTNQ-AM License Corp.	Delaware
KTVW License Partnership, G.P.	California
KUVI License Partnership, G.P.	California
KUVN License Partnership, L.P.	California
KUVS License Partnership, G.P.	California
KWEX License Partnership, L.P.	California
KXLN License Partnership, L.P.	California
License Corp. No. 1	Florida
License Corp. No. 2	Florida
Mi Casa Publications, Inc.	California
Servicio de Informacion Programativa, Inc.	Delaware
Notivision, S.A. de C.V.	Mexico
PTI Holdings, Inc.	Delaware
Rawhide Radio, LLC	Texas
Songs of Univision, Inc.	Delaware
Spanish Coast-to-Coast Ltd.	Delaware
St. Louis/Denver LLC	Delaware
Station Works, LLC	Delaware
Sunshine Acquisition Corp.	California
T C Television, Inc.	Texas
Telefutura Albuquerque LLC	Delaware
Telefutura Bakersfield LLC	Delaware
Telefutura Boston LLC	Delaware
Telefutura Chicago LLC	Delaware
Telefutura D.C. LLC	Delaware

Telefutura Dallas LLC	Delaware
Telefutura Fresno LLC	Delaware
Telefutura Houston LLC	Delaware
Telefutura Los Angeles LLC	Delaware
Telefutura Miami LLC	Delaware
Telefutura Network	Delaware
Telefutura of San Francisco, Inc.	Delaware
Telefutura Orlando, Inc.	Delaware
Telefutura Partnership of Douglas	Delaware
Telefutura Partnership of Flagstaff	Delaware
Telefutura Partnership of Floresville	Delaware
Telefutura Partnership of Phoenix	Delaware
Telefutura Partnership of San Antonio	Delaware
Telefutura Partnership of Tucson	Delaware
Telefutura Sacramento LLC	Delaware
Telefutura San Francisco LLC	Delaware
Telefutura Southwest LLC	Delaware
Telefutura Tampa LLC	Delaware
Telefutura Television Group, Inc.	Delaware
The Univision Network Limited Partnership	Delaware
Tichenor License Corporation	Texas
TMS Assets California, Inc.	Delaware
TMS License California, Inc.	Delaware
TuTV LLC (formerly Spanish Subscription Television LLC)	Delaware
Univision Atlanta LLC	Delaware
Univision Cleveland LLC	Delaware
Univision Investments, Inc.	Delaware
Univision Management Co.	Delaware
Univision Melodies, Inc.	Delaware
Univision Music Group Mexico S.A. de C.V. (formerly Fonovisa S.A de C.V.)	Mexico
Univision Music LLC	Delaware
Univision Music Publishing Mexico S.A. de C.V. (formerly America Musical S.A. de C.V.)	Mexico
Univision Music, Inc.	Delaware
Univision New York LLC	Delaware
Univision of Atlanta Inc.	Delaware
Univision of New Jersey Inc.	Delaware
Univision of Puerto Rico Inc.	Delaware
Univision of Raleigh, Inc. (formerly Carolina Capital Communications, Inc.)	North Carolina
Univision Online, Inc.	Delaware
Univision Philadelphia LLC	Delaware
Univision Radio Broadcasting Puerto Rico, L.P.	Delaware
Univision Radio Broadcasting Texas, L.P.	Texas
Univision Radio Florida, LLC	Delaware
Univision Radio GP, Inc.	Delaware
Univision Radio Fresno, Inc.	Delaware
Univision Radio Houston License Corporation	Delaware
Univision Radio Illinois, Inc.	Delaware
Univision Radio Investments, Inc.	Delaware
Univision Radio Las Vegas, Inc.
Univision Radio License Corporation	Delaware
Univision Radio Los Angeles, Inc.	California
Univision Radio Management Company, Inc.	Delaware

Univision Radio New Mexico, Inc.	Delaware
Univision Radio New York, Inc.	Delaware
Univision Radio Phoenix, Inc.	Delaware
Univision Radio Sacramento, Inc.	Delaware
Univision Radio National Sales, Inc.	Delaware
Univision Radio San Diego, Inc.	Delaware
Univision Radio Tower Company, Inc.	Delaware
Univision Radio, Inc.	Delaware
Univision Songs, Inc.	Delaware
Univision Television Group, Inc.	Delaware
Univision Texas Stations LLC	Delaware
Univision-EV Holdings, LLC	Delaware
UNLP Mexico, S.A. de C.V.	Mexico
UVN Texas L.P.	Delaware
Vision Latina, S.A. de C.V.	Mexico
WADO Radio, Inc.	Texas
WADO-AM License Corp.	Delaware
WGBO License Partnership G.P.	California
WLTV License Partnership, G.P.	California
WLXX-AM License Corp.	Delaware
WPAT-AM License Corp.	Delaware
WQBA-AM License Corp.	Delaware
WQBA-FM License Corp.	Delaware
WUVC License Partnership, G.P.	North Carolina
WXTV License Partnership, G.P.	California

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  Exhibit 21.1